                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 10, 1999


                            THE ACKERLEY GROUP, INC.


             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



              1-10321                                 91-1043807
       ----------------------                   -----------------------
     (Commission File Number)               IRS Employer Identification No.


                          1301 Fifth Avenue, Suite 4000
                            Seattle, Washington 98101
               (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (206) 624-2888

ITEM 5.  OTHER EVENTS

        On June 10, 1999, The Ackerley Group, Inc., a Delaware corporation (the "Company"), announced. that it expects its results of operations for the second quarter of 1999 will be adversely affected by a charge related to its implementation of Digital CentralCasting(TM) and lower than previously anticipated revenue from NBA-related activities due in large part to the effect of the NBA lock-out.

        In connection with Digital CentralCasting(TM), the Company expects to recognize a reorganization charge of approximately $1.0 million in the second quarter 1999. In addition, the Company expects that its sports & entertainment segment's Operating Cash Flow (defined as net revenue less operating expenses before amortization, depreciation, interest, litigation, disposition of assets, and stock compensation expenses) for the second quarter of 1999 will be between $1.0 million and $2.0 million lower than its Operating Cash Flow for the same period in 1998. This is due to reduced revenues (after expenses) from Seattle SuperSonics missing the 1999 playoffs and lower than anticipated revenues from NBA-related activities due to the NBA lock-out offset, in part, by additional revenue (after expenses) generated by the extension of the 1999 regular season into the 1999 second quarter.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial statements.

               Not applicable.

        (b) Pro forma financial information.

               Not applicable.

        (c) Exhibits.

               (99) Press release issued by Company, dated June 10, 1999.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: June 16, 1999

                                 THE ACKERLEY GROUP, INC.



                                 By:  /s/ KEITH W. RITZMANN
                                      --------------------------------------
                                      Keith W. Ritzmann
                                      Senior Vice President and Chief
                                         Information Officer, Assistant
                                         Secretary and Controller


                                       3